EXHIBIT 23.1



                       CONSENT OF INDEPENDENT ACCOUNTANTS

We consent to the incorporation by reference in the Registration Statements on Form S-8 for Daktronics, Inc. 1993 Stock Option Plan and Outside Directors Stock Option Plan and Daktronics, Inc. 401(k) Profit Sharing Plan and Trust and in the related Prospectuses of our report, dated June 16, 1997, with respect to the consolidated financial statements of Daktronics, Inc. and subsidiary and the schedule included in this Annual Report on Form 10-K for the year ended May 3, 1997.


                                                   McGLADREY & PULLEN, LLP

Sioux Falls, South Dakota
July 30, 1997